PEDEVCO Corp S-4

Exhibit 99.4

LETTER TO CLIENTS

Offer to Exchange

Each Outstanding Trust Common Unit

of

SandRidge Permian Trust

for

4/10ths of One Share of Common Stock of PEDEVCO Corp.

subject to the procedures described in the offer to exchange and the related letter of transmittal,

by

SRPT Acquisition, LLC,

a wholly owned subsidiary

of

PEDEVCO Corp.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 30, 2020, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are an Offer to Exchange and related Letter of Transmittal in connection with the offer by a wholly owned subsidiary of PEDEVCO Corp. (“PEDEVCO”) to exchange, for each issued and outstanding common unit of beneficial interest (“Trust Common Units”) of SandRidge Permian Trust (“the Trust”) 4/10ths of one share of common stock of PEDEVCO (the “PEDEVCO Common Stock”), subject in to the procedures described in the Offer to Exchange and the related Letter of Transmittal.

We (or our nominees) are the holder of record of Trust Common Units held by us for your account. A tender of such Trust Common Units can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Trust Common Units held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the Trust Common Units held by us for your account.

We urge you to read the enclosed Offer to Exchange and Letter of Transmittal regarding the offer carefully before instructing us to tender your Trust Common Units.

If you wish to have us tender any or all of your Trust Common Units held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your Trust Common Units, all such Trust Common Units owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange

Each Outstanding Trust Common Unit

Of

SandRidge Permian Trust

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange and the related Letter of Transmittal in connection with the offer by a wholly owned subsidiary of PEDEVCO Corp. (“PEDEVCO”) to exchange, for each issued and outstanding common unit of beneficial interest (“Trust Common Units”) of SandRidge Permian Trust (“the Trust”), 4/10ths of one share of common stock of PEDEVCO (the “PEDEVCO Common Stock”), subject to the procedures described in the Offer to Exchange and the related Letter of Transmittal.

With respect to the offer described in the Offer to Exchange, the undersigned hereby instructs you (check appropriate box):

☐ To tender ALL Trust Common Units held by you for the account of the undersigned*

☐ To tender SOME Trust Common Units held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the Trust Common Units held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Trust Common Units indicated below (or if no number is indicated below, all Trust Common Units) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

ACCOUNT NUMBER:

NUMBER OF TRUST COMMON UNITS TENDERED HEREBY:          TRUST COMMON UNITS*

The method of delivery of this document is at the election and risk of the tendering unitholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	If left blank or if you checked the box to tender all of your Trust Common Units above, it will be assumed that all Trust Common Units held by us for your account are to be tendered. If you checked the box to tender all of your Trust Common Units above, any number entered in this section will be disregarded.

Dated:

(Signature(s))

Please Print Name(s)

Address(es):

(Zip Code)
Area Code and Telephone No.(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT,

NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, OR PEDEVCO.